                               CREDIT AGREEMENT

                         Dated as of  August 12, 1997

                                    between


                             AFC ENTERPRISES, INC.
                                 ("Borrower")

                                      and


                         BANCO POPULAR DE PUERTO RICO
                                  ("Lender")

                               TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
SECTION 1.   DEFINITIONS...................................................................................   1
     1.1     Defined Terms.................................................................................   1
     1.2     Other Definitional Provisions.................................................................  11

SECTION 2.   AMOUNT AND TERMS OF LOANS.....................................................................  12
     2.1     Loans; Amount of Loans........................................................................  12
     2.2     Collateral for Loans..........................................................................  12
     2.3     The Notes.....................................................................................  12
     2.4     Procedure for Loan Borrowings.................................................................  12
     2.5     Purpose of Loans..............................................................................  13
     2.6     Termination of Loan Borrowings................................................................  13
     2.7     Interest Rates................................................................................  13
     2.8     Calculation of Interest.......................................................................  14
     2.9     Payment of Interest...........................................................................  14
     2.10    Repayment of Loans............................................................................  14
     2.11    Facility Fee..................................................................................  14
     2.12    LIBOR Rate Election...........................................................................  14
     2.13    Procedure for Payment.........................................................................  15
     2.14    Prepayment....................................................................................  15
     2.15    Use of Proceeds of Loans......................................................................  16
     2.16    Taxes.........................................................................................  16
     2.17    Indemnification...............................................................................  17
     2.18    Reimbursement.................................................................................  17
     2.19    Changes.......................................................................................  18
     2.20    Lender's Rights...............................................................................  18
     2.21    Number of Interest Rates......................................................................  19
     2.22    Default Rate..................................................................................  19
     2.23    No Usury......................................................................................  19
     2.24    Late Charge...................................................................................  19

SECTION 3.   REQUIRED EQUITY...............................................................................  20
     3.1     Borrower's Required Equity....................................................................  20
     3.2     No Reimbursement..............................................................................  20

SECTION 4.   REPRESENTATIONS AND WARRANTIES................................................................  20
     4.1     Financial Condition...........................................................................  20
     4.2     No Change.....................................................................................  20
     4.3     Corporate Existence; Compliance with Law......................................................  20
     4.4     Company Power; Authorization; Enforceable Obligations.........................................  21
     4.5     No Legal Bar..................................................................................  21
     4.6     No Litigation.................................................................................  21


     4.7     No Default.................................................................................... 21
     4.8     Ownership of Property; Liens.................................................................. 21
     4.9     [Intentionally Omitted]....................................................................... 21
     4.10    Taxes......................................................................................... 22
     4.11    Federal Regulations........................................................................... 22
     4.12    ERISA......................................................................................... 22
     4.13    Investment Company Act; Other Regulations..................................................... 22
     4.14    Environmental Matters......................................................................... 23
     4.15    Regulation H.................................................................................. 23
     4.16    Existing Credit Facility Loan Agreement....................................................... 23
     4.17    Construction and Renovation of Stores......................................................... 24
     4.18    Compliance with Code and Regulations.......................................................... 24
     4.19    Plans......................................................................................... 24
     4.20    Building Permits; Other Permits............................................................... 24

SECTION 5.   CONDITIONS PRECEDENT.......................................................................... 24
     5.1     Conditions to Closing......................................................................... 24
     5.2     Conditions to Loans After Closing Date and Reborrowings....................................... 28

SECTION 6.   AFFIRMATIVE COVENANTS......................................................................... 29
     6.1     Financial Statements.......................................................................... 29
     6.2     Certificates; Other Information............................................................... 29
     6.3     Payment of Obligations........................................................................ 30
     6.4     Conduct of Business and Maintenance of Existence.............................................. 30
     6.5     Maintenance of Property; Insurance............................................................ 30
     6.6     Books and Records............................................................................. 30
     6.7     Notices....................................................................................... 30
     6.8     Environmental Laws............................................................................ 31
     6.9     Real Estate Taxes............................................................................. 31
     6.10    Inspections; Cooperation...................................................................... 31
     6.11    Restoration................................................................................... 32
     6.12    Payment of Obligations........................................................................ 32
     6.13    Cost Overruns................................................................................. 32
     6.14    [Intentionally Omitted]....................................................................... 32
     6.15    Compliance with Laws; Encroachments........................................................... 32
     6.16    Approval of Construction...................................................................... 33
     6.17    Payments for Labor and Materials.............................................................. 33
     6.18    Correction of Construction Defects............................................................ 33
     6.19    Contractual Obligations....................................................................... 33

SECTION 7.   NEGATIVE COVENANTS............................................................................ 33
     7.1     Indebtedness to Affiliates or Others.......................................................... 34
     7.2     Limitation on Loans to Affiliates or Others................................................... 34
     7.3     Limitation on Liens........................................................................... 34
     7.4     Limitation on Fundamental Changes............................................................. 34


     7.5     Limitation on Sale of Assets.................................................................. 34
     7.6     Limitation on Investments, Loans and Advances................................................. 34
     7.7     Limitation on Transactions with Affiliates.................................................... 34
     7.8     Limitation on Changes in Fiscal Year.......................................................... 35
     7.9     Amendment; Modification Agreements............................................................ 35
     7.10    Cost of Construction.......................................................................... 35
     7.11    Contract Compliance........................................................................... 35

SECTION 8.   EVENTS OF DEFAULT............................................................................. 35

SECTION 9.   MISCELLANEOUS................................................................................. 38
     9.1     Amendments and Waivers........................................................................ 38
     9.2     Notices....................................................................................... 38
     9.3     No Waiver; Cumulative Remedies................................................................ 39
     9.4     Survival of Representations and Warranties.................................................... 39
     9.5     Payment of Expenses and Taxes................................................................. 39
     9.6     Sale of Completed Stores...................................................................... 40
     9.7     Completed Store Financing; Popular Plus....................................................... 40
     9.8     Successors and Assigns; Participations and Assignments........................................ 41
     9.9     Counterparts.................................................................................. 42
     9.10    Severability.................................................................................. 42
     9.11    Integration................................................................................... 42
     9.12    GOVERNING LAW................................................................................. 42
     9.13    Submission To Jurisdiction; Waivers........................................................... 42
     9.14    Acknowledgments............................................................................... 43
     9.15    WAIVERS OF JURY TRIAL......................................................................... 43

EXHIBITS AND SCHEDULES

Exhibit A        The Budget
Exhibit B        Form of Notes
Exhibit C        Form of Leasehold Mortgage
Exhibit D        Form of Owned Property Mortgage
Exhibit E        Form of Assignment of Contracts
Exhibit F        Form of Environmental Indemnity Agreement
Exhibit G        Form of Borrowing Certificate
Exhibit H        Terms and Conditions of Standard
                 Franchisee Loans
Exhibit I        Terms and Conditions of Popular
                 Plus Loans
Exhibit J        Description of Borrower's "Plus Program"
Exhibit K-1      Franchisee Loan Commitment

Exhibit K-2      Forms of Franchisee Loan
                 Documents

Schedule 1       Existing Credit Facility Financial Covenants
Schedule 2       Insurance Requirements
Schedule 3       Litigation
Schedule 4       Recent Company Acquisitions

          CREDIT AGREEMENT (this "Agreement"), dated as of August 12, 1997,
                                  ---------
between AFC ENTERPRISES, INC., a Minnesota corporation, having an address at Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328-5352 ("Borrower"), and
                                                             --------
BANCO POPULAR DE PUERTO RICO, having an address at 7 West 51st Street, New
York, New York 10019 ("Lender").
                       ------

          The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

          1.1   DEFINED TERMS.  As used in this Agreement, the following
                -------------
terms shall have the following meanings:

          "Acquisition": the acquisition by Borrower of fee or leasehold interests in parcels of land or in-line store units for development as Popeyes(R) or Church's(R) franchise stores.

          "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Applicable Interest Rate": (A) during the Revolving Loan Commitment Period, either (i) the Revolving Loan Commitment Period Applicable Base Rate, or (ii) the Revolving Loan Commitment Period Applicable LIBOR Rate, and (B) during the Term Loan Period, if any, (i) the Term Loan Period Applicable Base Rate, or (ii) the Term Loan Period Applicable LIBOR Rate.

          "Applicable LIBOR Rate": During the Revolving Loan Commitment Period, the Revolving Loan Commitment Period Applicable LIBOR Rate, and during the Term Loan Period, if any, the Term Loan Period Applicable LIBOR Rate.

          "Approved Sale":  as defined in Section 9.6.

          "Assignment of Contracts": the Assignment of Contracts, Licenses, Permits and Agreements to be executed and delivered by Borrower or an Affiliate with respect to any Property, which Assignment of Contracts shall be substantially in the form of Exhibit E annexed hereto and made a part hereof.
                             ---------

          "Borrowing Certificate":  as defined in Section 5.1(u).

          "Budget": the pro forma budget prepared by Borrower setting forth the costs of the Acquisition and the construction, renovation and equipping of the Stores, which Budget is annexed hereto as Exhibit A, and which will be modified
                                          ---------
for each Leased Property and each Owned Property for the particulars of each Acquisition.

          "Business":  as defined in Section 5.1(n)(iii).

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall be satisfied.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all assets of the Borrower acquired or financed with the proceeds of any Loan, upon which a Lien is purported to be created by any Loan Document.

          "Commitment Letter": the Commitment Letter dated March 13, 1997 issued by Lender to Borrower, and accepted by Borrower as of March 13, 1997, and as amended by amendment dated as of the date hereof.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Completed Store":  as defined in Section 9.6.

          "Completed Store Contract":  as defined in Section 9.6.

          "Contractual Obligation": as to any Person, any provision of any security issued, by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Construction Contracts": any and all contracts entered into by Borrower or any Affiliate for the construction, renovation or equipping of the Stores.

          "Conversion Requirement": the sale of not less than fifty percent (50%) of the Completed Stores, the acquisition, construction, renovation and/or equipping of which shall have been financed by the proceeds of any Loan, at or prior to the end of the Revolving Loan Commitment Period. As used herein, "sale" may include any Completed Store which is the subject of a fully executed, binding and irrevocable Completed Store Contract approved by Lender, whether or not the closing of the transaction contemplated thereunder shall have occurred prior to the end of the Revolving Loan Commitment Period; provided, however, that for purposes of determining whether the Conversion Requirement shall have been satisfied, fully executed, binding and irrevocable Completed Store Contracts shall account for not more than ten percent (10%) of the "sales" required to satisfy the Conversion Requirement.

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Default Rate": a rate per annum equal to the Applicable Interest Rate then in effect plus five hundred (500) basis points, but in no event greater than the maximum rate of inter est permitted by applicable law.

          "Domestic Business Day": Any day other than a Saturday or Sunday or a day when commercial banks are authorized or required by law or executive order to close in New York, New York.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Environmental Indemnity Agreement": the Environmental Indemnity Agreement, to be executed and delivered by Borrower or an Affiliate with respect to any Property, which Environmental Indemnity Agreement shall be substantially in the form of Exhibit F annexed hereto and made a part hereof.
               ---------

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "Equity Contribution": the cash contribution of not less than twenty percent (20%) of the cost of acquisition, construction, renovation and equipping of the Stores, on a per-Store basis, which shall be made by Borrower on a per-Store basis prior to the making of any Loan by Lender with respect to such Store.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar Business Day": any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London, England.

          "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Existing Credit Facility": the loan and letter of credit facility made by the Existing Lenders to Borrower pursuant to the Existing Credit Facility Loan Agreement.

          "Existing Credit Facility Financial Covenants": the financial and other covenants made by Borrower under the Existing Credit Facility Loan Agreement, a description of which covenants are annexed hereto as Schedule 1.
                                                                  ----------

          "Existing Credit Facility Loan Agreement": the Loan Agreement dated as of May 21, 1997, among Borrower, Goldman Sachs Credit Partners L.P., as syndication agent and arranging agent, Canadian Imperial Bank of Commerce, as administrative agent, and the Existing Lenders.

          "Existing Lenders": the lenders listed on the signature pages of the Existing Credit Facility Loan Agreement.

          "Facility Fee": a fee equal to one percent (1%) of the principal amount of each Loan.

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "First Periodic Amortization Date":  Subject to the provisions of
Section 2.10, March 1, 1999.

          "First Periodic Interest Date": the first day of the occurring month after the month in which the Closing Date occurs.

          "Franchisee Loans":  as defined in Section 9.7(a).

          "Franchisee Loan Commitment":  as defined in Section 9.7(a).

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time consistent with those utilized in preparing the audited financial statements referred to in subsection 4.1.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness": any Indebtedness which is guaranteed directly or indirectly in any manner by Borrower or any Affiliate of Borrower, or in effect guaranteed directly or indirectly in any manner by Borrower or any Affiliate of Borrower.

          "Hazardous Materials": hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, pollutants or contaminants, asbestos, petroleum, tremolite, anthlophylie or actinolite or polychlorinated biphenyls (including, without limitation, any raw materials which include hazardous constituents) and any other substances or materials which are included under or regulated by Environmental Laws.

          "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices or indebtedness the existence of which is being contested by such Person in good faith and by appropriate action), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment there of,
(f) any Guaranteed Indebtedness, and (g) any other indebtedness required to be recorded as indebtedness on the financial statements of such Person in accordance with GAAP.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.

          "Insurance Requirements":  the insurance requirements listed on
Schedule 2 annexed hereto and made a part hereof.
----------

          "Lease":  any lease entered into by Borrower for a Store.

          "Leased Property": any leasehold interest in real property acquired by Borrower with the proceeds of any Loan pursuant to a Lease.

          "Leasehold Mortgages": collectively, the leasehold mortgages to be executed and delivered by Borrower or an Affiliate to Lender with respect to any Leased Property pursuant to the provisions of Section 5.1(a) hereof, which Leasehold Mortgages shall encumber Borrower's (or its Affiliate's) interest in the Leased Property and which shall be substantially in the form of Exhibit C
                                                                    ---------
annexed hereto and made a part hereof.


          "Lender":  Banco Popular de Puerto Rico, its successors and assigns.

          "Lender's Engineer": any engineering or construction consulting firm designated by Borrower and approved by Lender (which approval shall not be unreasonably withheld or delayed), and engaged by Lender at Borrower's expense to inspect the Plans and the construction, renovation and equipping of the Stores.

          "LIBOR Interest Period": each 30-day period occurring while this Agreement remains in effect, provided that no LIBOR Interest Period shall end later than the Maturity Date. If a LIBOR Interest Period so selected would otherwise end on a date which is not a Eurodollar Business Day, such LIBOR Interest Period shall instead end on the next Eurodollar Business Day; provided that (i) if such next Eurodollar Business Day falls in the next calendar month, such LIBOR Interest Period shall end on the preceding Eurodollar Business Day, and (ii) if such LIBOR Interest Period begins on a day for which there is no numerically corresponding Eurodollar Business Day in the calendar month at the end of such LIBOR Interest Period, then such LIBOR Interest Period shall end on the last Eurodollar Business Day of such calendar month.

          "LIBOR Pricing Option":  the option granted to Borrower pursuant to
Section 2.12 hereof to have interest on all or a portion (but, if a portion, in no event less than $100,000.00) of the principal amount of the Notes computed with reference to the Applicable LIBOR Rate for a LIBOR Interest Period.

          "LIBOR Rate": as applied to any LIBOR Interest Period, the rate per annum, as determined by Lender (rounded to the nearest 1/16th of 1% or, if there is no nearest 1/16th of 1%, the next higher 1/16th of 1%), at which deposits in Eurodollars are offered to prime banks in the London Interbank Eurocurrency Market (as determined by Lender) for dollar deposits in an amount approximately equal to the portion of the principal amount of the Notes to be subject to a LIBOR Pricing Option and having a maturity corresponding to each LIBOR Interest Period, as quoted at approximately 11:00 A.M. (London time) two (2) Eurodollar Business Days prior to the date upon which a LIBOR Interest Period is to commence, as adjusted for Statutory Reserves. Each determination by Lender of the LIBOR Rate shall be conclusive in the absence of manifest error.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, choate lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), other than Real Estate Taxes or other taxes which are not then due and payable.

          "Loans":  as defined in Section 2.1.

          "Loan Documents": the Commitment Letter, this Agreement, the Notes, the Mortgages, the Assignment of Contracts, the Security Agreement, the Leases, and any other document evidencing, securing, or executed or delivered in connection with, the Loan.

          "Loan Payoff Amount":  as defined in Section 9.6.

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Borrower taken as a whole or (b) the validity or enforceability of this Agreement or of any other Loan Documents or the rights or remedies of Lender hereunder or thereunder, unless the principal amount of the Note secured thereby and all accrued interest thereon shall have been repaid in full.

          "Maturity Date": February 11, 1999; provided, however, in the event the Conversion Requirement shall have been satisfied prior to February 11, 1999, and Borrower shall have requested in writing that the maturity of the Notes be extended, the Maturity Date shall be extended to February 11, 2003, but in no event later than sixty-six (66) months from the Closing Date.

          "Mortgages": the collective reference to the Owned Property Mortgages and the Leasehold Mort gages.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a) (3) of ERISA.

          "Non-Excluded Taxes":  as defined in Section 2.10.

          "Notes": collectively, the revolving loan promissory notes of Borrower substantially in the form of Exhibit B attached hereto payable to the
                                      ---------
order of Lender and representing the obligation of Borrower to pay the unpaid principal amount of the Loans evidenced by such notes, together with interest thereon as prescribed therein.

          "Obligations": all obligations of Borrower to Lender under or in connection with this Agreement, the Loan Documents or any related instrument or document, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due.

          "Owned Property": any parcel of land or other interest in real property acquired in fee by Borrower with the proceeds of any Loan.

          "Owned Property Mortgages": Collectively, the mortgages to be executed and delivered by Borrower or an Affiliate with respect to any Owned Property in accordance with the provisions of Section 5.1 (a) hereof, which Owned Property Mortgages shall encumber Borrower's (or its Affiliate's) interest in the Owned Property and which shall be substantially in the form of Exhibit D
                                                                      ---------
annexed hereto and made a part hereof.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title Iv of ERISA.

          "Periodic Amortization Amount": provided the Conversion Requirement shall have been satisfied, an amount to be determined by Lender at the end of the Revolving Loan Commitment Period based on the principal amount of the Notes then outstanding in order to fully amortize such principal amount during the Term Loan Period in equal monthly installments.

          "Periodic Amortization Date": the first (1/st/) day of each calendar month occurring after the First Periodic Amortization Date.

          "Periodic Amortization Payment": a periodic payment of a portion of the Principal Amount equal to the Periodic Amortization Amount.

          "Periodic Interest Date": the first (1/st/) day of each calendar month occurring after the First Periodic Interest Date.

          "Permitted Encumbrances": (i) Liens for taxes, assessments or governmental charges or claims, the payment of which is not, at the time, due and payable in order to avoid any penalty or fine; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted by Borrower; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iii) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other type of social security or to secure the performance of tenders, statutory obligations, surety, indemnity and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) any attachment or judgment Lien not constituting an Event of Default hereunder; (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Borrower;
(vi) easements, rights of way, licenses, covenants, conditions, restrictions, zoning requirements, reciprocal easement operating agreements, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower at the Leased Property or Owned Property subject to such Lien; (viii) any (a) interest or title of a lessor under any Lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b); (viii) Liens arising from filing Uniform Commercial Code financing statements and fixture filings relating solely to (a) the Existing Credit Facility, (b) equipment or Leases permitted by the Existing Credit Facility, and (c) this Agreement or the Loan Documents; (ix) Liens on goods held by suppliers arising in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (x) Liens in favor of customs and revenues authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xi) rights of franchisees under franchise agreements in keeping with the Borrower's historical practices; (xii) with respect to a Leased Mortgage, any defect or encumbrance caused by or arising out of the failure to record the Lease or a memorandum thereof in the applicable real property records other than any defect or encumbrance created by Borrower; (xiii) the effect of any eminent domain or condemnation proceedings; and (xiv) any matter disclosed in the mortgagee title insurance commitment from the Title Company which is not objected to by Lender.

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which any Borrower or an Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Plans": any and all standardized plans and specifications prepared in connection with the construction, renovation and equipping of the Stores and approved in writing by Lender, and as the same may be from time to time be amended with the prior written approval of Lender with respect to any material modifications.

          "Popular Plus  Loans":  as defined in Section 9.7(b).

          "Prime Rate": the prime commercial lending rate of Lender as publicly announced (or published internally by Lender) to be in effect from time to time. The Prime Rate is not necessarily the lowest rate charged by Lender for commercial or other types of loans, it being understood that the Prime Rate is only one of the bases for computing interest on loans made by Lender and that, by basing interest on the Prime Rate, Lender has not committed to charge and Borrower has not in any way bargained for interest based on a lower or the lowest rate at which Lender may now or in the future make loans to other borrowers. Any interest rate based on the Prime Rate shall be adjusted on and as of the effective date of any change in the Prime Rate.

          "Prime Rate Option":  the option granted to Borrower pursuant to
Section 2.7 to have interest on all or a portion of the principal amount of the Notes computed with respect to (i) during the Revolving Loan Commitment Period, the Revolving Loan Commitment Period Applicable Base Rate, and (ii) during the Term Loan Period, if any, the Term Loan Period Applicable Base Rate.

          "Properties": collectively, the Owned Properties and the Leased Properties.

          "Qualified AFC Franchisee":  as defined in Section 9.6.

          "Real Estate Taxes":  as defined in Section 6.9.

          "Regulation D": Regulation D, as amended from time to time, of the Board of Governors of the Feder al Reserve System (or any successor thereto), including any successor or other regulations or official interpretation of said Board of Governors or any other regulations in substance substituted therefore.

          "Regulatory Development": any or all of the following: (a) any change in or making or adoption of any United States federal, state or foreign law, regulation (including Regulation D) or interpretation thereof by any Governmental Authority, monetary authority, fiscal agency or other authority (whether or not having the force of law); (b) any application of any existing law, regulation or interpretation thereof by any Governmental Authority, monetary authority, fiscal agency or other authority (whether or not having the force of law); and/or (c) any voluntary or involuntary compliance by Lender with any request or directive (whether or not having the force of law) of any Governmental Authority, monetary or fiscal agency or other authority.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections 13, 19 or 20 of PBGC Reg. 2615.

          "Request for Borrowing":  as defined in Section 2.4.

          "Requirement of Law": as to any Person, the operating agreement, articles of organization, certificate of organization, certificate of incorporation, or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the president, the vice president of finance, the executive vice president or the chief financial officer of Borrower.

          "Revolving Loan Commitment Period": The period commencing on the Closing Date and ending on February 11, 1999.

          "Revolving Loan Commitment Period Applicable Base Rate": A rate per annum equal to the Prime Rate plus fifty (50) basis points.

          "Revolving Loan Commitment Period Applicable LIBOR Rate": A rate per annum equal to the LIBOR Rate plus three hundred (300) basis points.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Standard Franchisee Loans":  as defined in Section 9.7(b).

          "Statutory Reserves": for any LIBOR Interest Period, the average maximum rate, expressed as a decimal, at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained by Lender during such LIBOR Interest Period under Regulation D including in the case of Eurodollar loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Statutory Reserves shall reflect any other reserves required to be maintained by Lender by reason of any Regulatory Development against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined or (ii) any category of extensions of credit or other assets which include loans subject to the LIBOR Rate. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in said reserve requirement percentage. Any determination of Statutory Reserves by Lender shall be conclusive in the absence of manifest error.

          "Stores": the portion of the Properties to be developed by Borrower as Popeye's(R) or Church's(R) franchise restaurants.

          "Term Loan Period": provided the Conversion Requirement shall have been satisfied, the period commencing on February 12, 1999 and ending on February 11, 2003.

          "Term Loan Period Applicable Base Rate": a rate per annum equal to the Prime Rate plus one hundred (100) basis points.

          "Term Loan Period Applicable LIBOR Rate": a rate per annum equal to the LIBOR Rate plus three hundred fifty (350) basis points.

          "Title Company": A national title company designated by Borrower and approved by Lender, which approval shall not be unreasonably withheld or delayed.

          1.2   OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified
                -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                     SECTION 2. AMOUNT AND TERMS OF LOANS

          2.1   LOANS; AMOUNT OF LOANS.  Subject to the terms and conditions
                ----------------------
hereof, Lender agrees to make revolving loans (collectively, "Loans") to
                                                              -----
Borrower from time to time during the Revolving Loan Commitment Period in the aggregate principal amount at any one time outstanding not to exceed the sum of Fifteen Million and 00/100 Dollars ($15,000,000), as such amount may be reduced from time to time or reborrowed and increased pursuant to Section 2.10 hereof. Subject to the requirements of Sections 5.1 and 5.2 hereof, during the Revolving Loan Commitment Period, Borrower may request Lender to make Loans in whole or in part, all in accordance with the terms and conditions of this Agreement, provided, however, that on the date of the making of any Loans and after giving
--------  -------
effect to the making of such Loans, the Loans outstanding at such time shall not exceed the sum of Fifteen Million and 00/100 Dollars ($15,000,000.00).

          2.2   COLLATERAL FOR LOANS.  The Loans shall be secured by the
                --------------------
Mortgages and the other Collateral described herein and in the other Loan Documents.

          2.3   THE NOTES.  The Loans shall be evidenced by the Notes. The Notes
                ---------
shall represent the obligation of Borrower to pay the unpaid principal amount of the Loans made by Lender with interest thereon as described therein. Lender is hereby authorized to record the date and amount of each Loan and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of each Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded
           ----- -----
in the absence of manifest error; provided, however, that the failure by Lender
                                  --------  -------
to make any such recordation on any Note shall not affect any of the obligations of Borrower under such Note or this Agreement. Each Note shall (i) bear interest, payable as specified in Section 2.9 hereof, for the period from the date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable interest rates per annum specified in Section 2.7 hereof, and (ii) be stated to mature on the Maturity Date.

          2.4  PROCEDURE FOR LOAN BORROWINGS.  (a) Subject to the requirements
               -----------------------------
of Section 5.1 and 5.2, Borrower may borrow Loans during the Revolving Loan Commitment Period on any Business Day. Borrower shall give Lender irrevocable written (including telecopy) notice (or telephonic notice promptly confirmed in writing) (each, a "Request for Borrowing"), in a form reasonably acceptable to
                   ---------------------
Lender, prior to 10:00 a.m., New York City time, at least ten (10) Business Days prior to the proposed borrowing date, specifying (i) the amount of the Loan,
(ii) the requested borrowing date (which must be a Business Day), and (iii) whether the requested Loan is to accrue interest based on the LIBOR Pricing Option or the Prime Rate Option.

          (b) Each Request for Borrowing shall be accompanied by all relevant documentation (including, without limitation, Leases, contracts of sale, invoices, receipted bills, equipment invoices and executed lien waivers) with respect to the Loan requested to be advanced which shall be subject to Lender's review and approval.

          (c) There shall be a maximum of two (2) Loans advanced for each Store.

          2.5   PURPOSE OF LOANS.  The proceeds of the Loans shall be used
                ----------------
solely to finance the Acquisition and the construction, renovation and equipping of the Improvements. The Request for Borrowing delivered by Borrower pursuant to
Section 2.4 in connection with each Loan shall contain a specific itemized description of the items to be funded or reimbursed, certified in each instance by Borrower.

          2.6   TERMINATION OF LOAN BORROWINGS.  Upon the expiration of the
                ------------------------------
Revolving Loan Commitment Period, Borrower shall no longer have the right to borrow or reborrow Loans hereunder, and Lender's obligation to advance any Loans shall automatically terminate. In the event the Conversion Requirement shall have been satisfied, the principal amount of the then outstanding Loans shall be fixed and shall be repaid at the times and in accordance with the provisions of Section 2.10(c). In the event the Conversion Requirement shall not have been satisfied, the outstanding principal amounts of the Loans, together with all accrued interest thereon and all other amounts due under this Agreement and the other Loan Documents shall be immediately due and payable.

          2.7   INTEREST RATES.  Interest on the principal amount of the Notes
                --------------
shall accrue at the rates set forth in this Section 2.7.

          (a)   REVOLVER PERIOD.  During the Revolving Loan Commitment Period,
                ---------------
interest shall accrue on the principal amount of the Notes as follows:

                (i) as to any portion of the principal amount not subject to a LIBOR Pricing Option, at a rate per annum equal to the Revolving Loan Commitment Period Applicable Base Rate; or

                (ii) as to any portion of the principal amount subject to a LIBOR Pricing Option, at a rate per annum equal to the Revolving Loan Commitment Period Applicable LIBOR Rate; or

                (iii) upon the occurrence and during the continuation of an Event of Default, or after maturity, whether by acceleration or otherwise, at the Default Rate.

          (b)   TERM LOAN PERIOD.  During the Term Loan Period, if any, interest
                ----------------
shall accrue on the principal amount of the Notes as follows:

                (i) as to any portion of the principal amount not subject to a LIBOR Pricing Option, at a rate per annum equal to the Term Loan Period Applicable Base Rate; or

                (ii) as to any portion of the principal amount subject to a LIBOR Pricing Option, at a rate per annum equal to the Term Loan Period Applicable LIBOR Rate; or

                (iii) upon the occurrence and during the continuation of an Event of Default, or after maturity, whether by acceleration or otherwise, at the Default Rate.

          2.8   CALCULATION OF INTEREST.  Interest under the Notes shall be
                -----------------------
calculated on the basis of a 360-day year for the actual number of days involved.

          2.9   PAYMENT OF INTEREST.  Borrower agrees to pay interest on the
                -------------------
principal amount of each Note at a rate per annum equal to the Applicable Interest Rate then in effect by periodic payments of interest in arrears commencing on the First Periodic Interest Date and continuing on each Periodic Interest Date with respect to each Note thereafter until the entire principal amount of the Note is paid. Interest shall also be due with respect to each Note on the Maturity Date at the Applicable Interest Rate for the period from the Periodic Interest Date immediately preceding the Maturity Date up to and including the Maturity Date. After maturity, the principal amount of each Note and accrued interest thereon shall, at Lender's option, be payable on demand.

          2.10  REPAYMENT OF LOANS.  (a) The Loans shall mature, and the
                ------------------
principal amount of the Notes and all accrued interest hereunder and thereunder shall be due and payable, on February 11, 1999, unless the Conversion Requirement shall have been satisfied, in which event the term of the Loans shall be extended for the Term Loan Period. In no event shall the Maturity Date be extended beyond February 11, 2003.

          (b) During the Revolving Loan Commitment Period and the Term Loan Period, if any, Borrower shall repay the Loans on a per-store basis simultaneously with the closing of an Approved Sale from the Loan Payoff Amount of such Approved Sale.

          (c) Provided the Conversion Requirement shall have been satisfied and the term of this Agreement shall have been extended for the Term Loan Period, Borrower agrees to pay, in addition to the payment of interest in accordance with Section 2.9, the principal amount now or hereafter owing under the Loans prior to the Maturity Date by making Periodic Amortization Payments that are due and payable during the term of this Agreement commencing on the First Periodic Amortization Date, and thereafter on each succeeding Periodic Amortization Date.

          (d) The unpaid principal amount of the Loans, and all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

          2.11  FACILITY FEE.  Borrower shall pay to Lender a Facility Fee of
                ------------
one percent (1%) of the principal amount of each Loan; the Facility Fee shall be paid by Borrower to Lender simultaneously with the making of any Loan hereunder.

          2.12  LIBOR RATE ELECTION.  Provided there is no Default or Event
                -------------------
of Default hereunder or under any other Loan Document, Borrower may elect a LIBOR Pricing Option by (i) giving written notice to Lender no later than 10:00 A.M. (New York, New York time) three (3) Eurodollar Business Days prior to the commencement of a LIBOR Interest Period of

Borrower's desire to select a LIBOR Pricing Option and (ii) by not later than 1:00 P.M. (New York, New York time) three (3) Eurodollar Business Days prior to the commencement of a LIBOR Interest Period, Borrower shall by telephonic advice (to be confirmed the next day in writing) irrevocably select a LIBOR Pricing Option based upon approximate and nonbinding rates quoted by Lender to Borrower at the time of such telephonic notice, by specifying the portion (but in no event less than $100,000.00) of the principal amount of the Notes not then subject to a LIBOR Pricing Option to bear interest at the Applicable LIBOR Rate. If the written confirmation received by Lender differs from the action taken by Lender, the records of Lender shall control absent manifest error. Prior to the effective date of any LIBOR Pricing Option, Lender shall notify Borrower (by telephone, telecopy or otherwise) if any LIBOR Pricing Option is not available to Lender because (i) Eurodollar deposits which have a maturity corresponding to the proposed LIBOR Interest Period in an amount equal to the portion of the Principal Amount to be subject to such LIBOR Pricing Option are not reasonably available to Lender in the London Interbank Eurocurrency Market, or (ii) by reason of circumstances affecting such Market, adequate and reasonable methods do not exist for Lender to ascertain the interest rate applicable to such deposits for the proposed LIBOR Interest Period, or (iii) Lender has determined in its reasonable discretion that the Applicable LIBOR Rate does not adequately and fairly reflect the cost to Lender of making or maintaining the portion of the Principal Amount to be subject to a LIBOR Pricing Option. Upon the termination of a LIBOR Pricing Option, the portion of the principal amount of the Notes subject to such LIBOR Pricing Option will thenceforth bear interest at
(i) the Revolving Loan Commitment Period Applicable Base Rate, if such termination occurs during the Revolving Loan Commitment Period, or (ii) the Term Loan Period Applicable Base Rate, if such termination occurs during the Term Loan Period, if any, unless, in either case, an alternative LIBOR Pricing Option shall thereafter be exercised in accordance with the provisions of this Section.

          2.13  PROCEDURE FOR PAYMENT. Each payment under this Agreement and the
                ---------------------
Notes, including each prepayment of the principal amount and payment of interest and principal hereunder and under the Notes, shall be made by Borrower to Lender at its office at 7 West 51/st/ Street, New York, New York 10019, in immediately available funds, by 3:00 P.M., New York City time, on the due date for such payment. The failure of Borrower to make any such payment by the aforesaid time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment received by Lender after 3:00 P.M., New York City time, on such due date shall be deemed to have been made on the next Domestic Business Day or Eurodollar Business Day, as the case may be, for the purpose of calculating interest on the principal amount of the Notes. If any payment hereunder or under the Notes shall be due and payable on a day which is not a Domestic Business Day or Eurodollar Business Day, as the case may be, the maturity thereof shall be extended to the next Domestic Business Day or Eurodollar Business Day, as the case may be (except as otherwise provided in the definition of LIBOR Interest Period), and interest shall be payable at the applicable rate specified herein during such extension.

          2.14  PREPAYMENT.  Subject to the provisions of Sections 2.17, 2.18
                ----------
and 2.19 of this Agreement, upon not less than five (5) Domestic Business Days prior written notice to Lender with respect to prepayment of any principal amount of a Note which is subject to a

LIBOR Pricing Option, specifying the intended date of prepayment, Borrower shall have the right to prepay the principal amount of a Note, in whole or in part, without premium or penalty but with all accrued interest on the amount being prepaid to the date of such prepayment. No notice of prepayment need be given with respect to any principal amount of a Note which is not subject to a LIBOR Pricing Option. In the event Borrower makes a partial prepayment of the principal amount of a Note pursuant to and in accordance with this Section 2.14, Borrower may designate that such prepayment, after payment of accrued interest on the amount being prepaid, be applied to repay such principal amount which is then subject to a particular LIBOR Pricing Option, provided: (i) said designation is contained in the written notice of prepayment, (ii) Borrower complies with the provisions of Sections 2.17, 2.18 and 2.19 hereof and (iii) after a partial prepayment of the principal amount which is then subject to a particular LIBOR Pricing Option, said LIBOR Pricing Option shall be terminated with respect to the Note in question and thereafter any outstanding principal amount of such Note previously subject to a LIBOR Pricing Option shall bear interest from and after the date of termination of such LIBOR Pricing Option at
(i) the Revolving Loan Commitment Period Applicable Base Rate, if such termination occurs during the Revolving Loan Commitment Period, or (ii) the Term Loan Period Applicable Base Rate, if such termination occurs during the Term Loan Period, if any, unless Borrower shall in either case thereafter elect, in accordance with the terms of Section 2.12, another LIBOR Pricing Option. The notice of prepayment with respect to any principal amount then subject to a LIBOR Pricing Option under this Section shall be irrevocable and shall obligate Borrower to prepay the amount stated therein on the date stated therein.

          2.15  USE OF PROCEEDS OF LOANS.  The proceeds of the Loans shall be
                ------------------------
used by Borrower to finance the Acquisition and the construction, renovation and equipping of the Stores.

          2.16  TAXES.  All payments made by Borrower under  this Agreement, the
                -----
Notes or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise taxes imposed on Lender as a result of a present or former connection between Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreements, the Note or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-
                                                                           ---
Excluded Taxes") are required to be withheld from any amounts payable to Lender
--------------
hereunder or under the Notes, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Notes. Whenever any Non-Excluded Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Lender a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental taxes, interest or penalties that may become payable by Lender as a result of any such failure. The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder and under the other Loan Document.

          2.17  INDEMNIFICATION.  Notwithstanding anything to the contrary
                ---------------
contained herein or in any other Loan Document, Borrower agrees that if, while a LIBOR Pricing Option is in effect, (i) any repayment or prepayment of the Loans is made for any reason (other than as required by Section 2.10 of this Agreement or as contemplated in the last sentence of the definition of LIBOR Interest Period) on a day prior to the last Domestic or Eurodollar Business Day of the then effective LIBOR Interest Period, if any, or (ii) by any other action of Borrower or by reason of an acceleration of the Loans, a LIBOR Pricing Option is terminated on a day prior to the last Domestic or Eurodollar Business Day of the then effective LIBOR Interest Period with respect to such LIBOR Pricing Option, Borrower shall indemnify Lender against, and pay on demand directly to Lender, any loss, liability, expense, penalty or other charge suffered or incurred by Lender as a result of such repayment or termination of a LIBOR Pricing Option, including, without limitation, (a) any loss, liability, expense, penalty or other charge suffered or incurred by Lender during the period from the date of receipt of such repayment or acceleration to the last Domestic or Eurodollar Business Day, as the case may be, of the LIBOR Interest Period in question if the rate of interest obtainable by Lender upon the redeployment of an amount of funds equal to such repayment is less than the interest rate computed with reference to the Applicable LIBOR Rate in effect during the LIBOR Interest Period in question, or (b) any loss, liability or expense suffered by Lender in liquidating prior to maturity Eurodollar deposits or other deposits, as the case may be, in amounts which correspond to such payment. A certificate of Lender giving a reasonably detailed calculation of the amount of any such loss or expense shall be deemed conclusive in the absence of manifest error.

          2.18  REIMBURSEMENT. Borrower agrees to reimburse Lender for its costs
                -------------
in complying during the term of this Agreement with all applicable laws, executive orders and regulations of the governments of the United States, the United Kingdom and any other applicable government, and of any regulatory or administrative agency thereof (including, without limitation, the Bank of England, the Board of Governors of the Federal Reserve System or any other governmental body claiming jurisdiction), including any increase in said costs due to change therein or in the interpretation thereof, which impose, modify or deem applicable any reserve, asset maintenance or special deposit or capital adequacy requirements on the obligation of Lender to make loans hereunder or on deposits obtained in the London Interbank Eurocurrency Market or other markets in respect of the portion of the principal amount of the Notes subject to a LIBOR Pricing Option, or which subject Lender to any tax with respect to this Agreement or the Notes or change the basis of taxation of payments to Lender of principal, interest or fees payable under this Agreement or the Notes (except for any tax, or changes in the rate of any tax, based upon the net income or profits of Lender) or which impose any other similar conditions with respect to the Loan or the obligation of Lender to make the Loan. The increased cost to Lender in complying with laws, executive orders or regulations which impose, modify or deem applicable any reserve, asset maintenance or special deposit or capital adequacy requirements on the obligation of Lender to make loans hereunder or on deposits obtained in the London Interbank Eurocurrency Market or other markets shall be computed by determining the amount by which such requirements effectively increase Lender's cost of making and maintaining the deposits attributable to the portion of the principal amount of the Notes subject to a LIBOR Pricing Option, and by computing the additional interest which would have been owing to Lender if such effective increase had been added to the Applicable LIBOR Rate for purposes of determining the Applicable LIBOR Rate during the affected period. A certificate of Lender giving a reasonably detailed calculation of the amount of such costs shall be deemed conclusive in the absence of manifest error. Lender shall give Borrower written notice of any such increased cost of Lender's making and maintaining the deposits attributable to the portion of the principal amount of the Notes subject to the LIBOR Pricing Option upon Lender's receipt of notice of the same.

          2.19  CHANGES.  Notwithstanding anything to the contrary contained
                -------
herein, in the Notes, the Mortgage or in any other Loan Document, if, prior to or during any LIBOR Interest Period, any change in any law, treaty, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, shall make it unlawful for Lender to fund or maintain its funding in Eurodollars or other dollars of the principal amount of the Notes subject to a LIBOR Pricing Option or otherwise to give effect to Lender's obligations as contemplated hereby, (i) Lender may by notice to Borrower declare that its obligations in respect of any such LIBOR Pricing Option are terminated forthwith, (ii) such LIBOR Pricing Option shall forthwith cease to be in effect, and interest shall from and after such date be calculated based on (i) the Revolving Loan Commitment Period Applicable Base Rate, if such termination occurs during the Revolving Loan Commitment Period, or (ii) the Term Loan Period Applicable Base Rate, if such termination occurs during the Term Loan Period, if any, unless Borrower shall in either case thereafter elect, in accordance with the terms hereof, an individual LIBOR Pricing Option not subject to such illegality, and (iii) Borrower agrees to indemnify Lender against any loss, cost, or expense as provided in Section 2.17. A certificate of Lender giving a reasonably detailed calculation of the amount of any such loss, expense, penalty or other charge shall be deemed conclusive in the absence of manifest error.

          2.20  LENDER'S RIGHTS.  Lender has indicated that if Borrower elects a
                ---------------
LIBOR Pricing Option, Lender may wish to purchase one or more deposits in order to fund or maintain its funding of the portion of the principal amount of the Notes subject to such LIBOR Pricing Option during the LIBOR Interest Period in question. Lender shall be entitled to fund and maintain its funding of all or any part of that portion of the principal amount of the Notes in any manner it sees fit, provided that all determinations hereunder (including, without limitation, all determinations under Sections 2.17, 2.18 and 2.19 of this Agreement) shall be made as if Lender had actually funded and maintained that portion of the principal amount of the Notes to be subject to such LIBOR Pricing Option during the applicable LIBOR Interest Period through the purchase of Eurodollar deposits or other deposits, as the case may be, in an amount equal to the portion of the principal amount of the Notes subject to such LIBOR Pricing Option and having a maturity corresponding to such LIBOR Interest Period.

          2.21  NUMBER OF INTEREST RATES.  The  total number of LIBOR Pricing
                ------------------------
Options outstanding under each Note at any one time shall not exceed two (2).

          2.22  DEFAULT RATE.  Borrower does hereby agree that upon the
                ------------
occurrence and during the continuation of an Event of Default hereunder, or under the Mortgages or any other Loan Document, or upon the failure of Borrower to pay the Obligations in full on the Maturity Date, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal amount of the Notes from the date of such default at the Default Rate. Interest shall accrue hereunder and under the Notes at the Default Rate from the occurrence of the default until the actual receipt and collection of the Obligations. This charge shall be added to the Obligations and shall be deemed secured by the Mortgages. This Section, however, shall not be construed as an agreement or privilege to extend the date of payment of the Obligations, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any default. In the event the Default Rate is above the maximum rate permitted by applicable law, the Default Rate shall be the maximum rate permitted by applicable law.

          2.23  NO USURY.  This Agreement is subject to the express condition
                --------
that at no time shall Borrower be obligated or required to pay interest on the Obligations at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Agreement or the Notes, Borrower is at any time required or obligated to pay interest on the Obligations at a rate in excess of such maximum rate, the rate of interest due under this Agreement or the Notes shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

          2.24  LATE CHARGE.  If any sum payable under this Agreement, the Notes
                -----------
or any other Loan Document is not paid within fifteen (15) days after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of two percent (2%) of such unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment and such amount shall be secured by the Mortgages and the other Loan Documents.

                          SECTION 3.  REQUIRED EQUITY

          3.1   BORROWER'S REQUIRED EQUITY.  As of the Closing  Date of
                ---------------------------
each Loan for each Store, Borrower shall provide Lender with evidence acceptable to Lender that Borrower has expended or will expend the Equity Contribution. The Equity Contribution must be made by Borrower on a per-Store basis prior to the making of any Loan by Lender with respect to such Store.

          3.2   NO REIMBURSEMENT.  Costs and expenses paid or funded from the
                -----------------
Equity Contribution will not be reimbursed from or by proceeds of any Loan hereunder.


                  SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce Lender to enter into this Agreement and to make the Loans, Borrower hereby represents and warrants to Lender that:

          4.1   FINANCIAL CONDITION.  All financial statements which have
                -------------------
heretofore been furnished to Lender are substantially and materially complete and correct and present fairly the financial condition of Borrower as of the date thereof. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Borrower did not have, as of the date of the most recent financial statement referred to above, any contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as disclosed in Schedule 4 annexed hereto and made a part hereof, during the period
             ----------
from December 29, 1996 to and including the date hereof there has been no sale, transfer or other disposition by Borrower of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of Borrower.

          4.2   NO CHANGE.  Since December 29, 1996 there has been no
                ---------
development or event which has had or could have a Material Adverse Effect.

          4.3   CORPORATE EXISTENCE; COMPLIANCE WITH LAW.  Borrower  (a) is duly
                ----------------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the company power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law which, if not complied with, would have a Material Adverse Effect upon Borrower's ability to perform the Obligations.

          4.4   COMPANY POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Borrower
                -----------------------------------------------------
has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and under the terms of the Notes and has taken all necessary company action to authorize the borrowing on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of any Governmental Authority or any other Person is required in connection with the borrowing hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which Borrower is a party. This Agreement and the other Loan Documents have been duly executed and delivered on behalf of Borrower. This Agreement and the other Loan Documents to which it is a party constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5   NO LEGAL BAR.  The execution, delivery and performance of the
                ------------
Loan Documents to which Borrower is a party, the borrowing hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          4.6   No Litigation. Except as set forth on Schedule 3 annexed hereto
                -------------                         ----------
and made a part hereof, no material litigation or investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Borrower, threatened by or against Borrower or against any of its properties or revenues that would have a Material Adverse Effect on Borrower's ability to perform the Obligations or to consummate any of the transactions contemplated hereunder or under the other Loan Documents.

          4.7   NO DEFAULT.  Borrower is not in default under or with respect to
                ----------
any of its material Contractual Obligations, including, without limitation, its Contractual Obligations under and pursuant to the Existing Credit Facility Loan Agreement.

          4.8   OWNERSHIP OF PROPERTY; LIENS. On the Closing Date of each Loan
                ----------------------------
for each Store, (i) Borrower will have a good, record and valid fee interest in the Owned Properties, (ii) Borrower will have a good, record and valid leasehold interest in the Leasehold Properties, (iii) Borrower will have a good, record and valid ownership (either fee or leasehold) in all its other property acquired or to be acquired with the proceeds of a Loan, and (iv) none of the Properties is or shall be subject to any Lien other than the Liens created by the Loan Documents or that of real property or similar taxes which are not yet due and payable or other Permitted Encumbrances.

          4.9   [INTENTIONALLY OMITTED].
                 ---------------------

          4.10  TAXES.  Borrower has filed or caused to be filed all tax
                -----
returns which, to the knowledge of Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount of which does not exceed $100,000.00 in the aggregate or the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower); no tax Lien for overdue amounts has been filed, and, to the knowledge of Borrower, no claim is being asserted, with respect to any such tax, fee or other charge which would have a Material Adverse Effect.

          4.11  FEDERAL REGULATIONS. No part of the proceeds of the Loans will
                -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by Lender, Borrower will furnish to Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

          4.12  ERISA. Neither a Reportable Event nor an "accumulated funding
                -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which has not been discharged. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          4.13  INVESTMENT COMPANY ACT; OTHER REGULATIONS.  Borrower is not an
                -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

          4.14  ENVIRONMENTAL MATTERS.
                ---------------------

          (a) Borrower has not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does Borrower to its knowledge have reason to believe that any such notice will be received or is being threatened.

          (b) To the best knowledge of Borrower, Hazardous Materials have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

          (c) To the best knowledge of Borrower, no judicial proceeding or governmental or administrative action is pending or threatened under any Environmental Law to which Borrower is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

          (d) With respect to Properties that will be newly acquired by Borrower using proceeds from a Loan, and as to which Properties Borrower did not have operational control prior to the date upon which such Property shall have been acquired by Borrower using proceeds from a Loan, Borrower shall be deemed to have complied with the representations and warranties of this Section
4.14 if it relies on a Phase I or Phase II (as appropriate) environmental audit of the Property in question conducted by an environmental engineer licensed in the state in which the Property is located within the due diligence period occurring prior to Borrower's acquisition of the Property, provided such environmental audit is issued in favor of Borrower and Lender and is satisfactory to Lender in all respects.

          4.15  REGULATION H.  No Mortgage encumbers, nor will any Mortgage
                ------------
encumber, improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

          4.16  EXISTING CREDIT FACILITY LOAN AGREEMENT. (a) The Existing
                ---------------------------------------
Credit Facility Loan Agreement is in full force and effect and has not been modified or amended except as fully disclosed to Lender in writing; and (b) no uncured, material default or event of default has occurred and is continuing under the Existing Credit Facility Loan Agreement.

          4.17  CONSTRUCTION AND RENOVATION OF STORES.  The construction and
                -------------------------------------
renovation of the Stores shall be performed within the perimeter of the Properties in accordance with the Plans and in accordance with all applicable laws and any restrictive covenants applicable thereto. The construction, renovation and use of the Stores complies and will comply with applicable zoning ordinances, regulations and restrictive covenants affecting the Properties and all requirements of all Governmental Authorities for such construction, renovation and use have been and will continue to be satisfied and no material violation of any laws or regulations exists or will exist with respect thereto.

          4.18  COMPLIANCE WITH CODE AND REGULATIONS.  The Stores shall be
                ------------------------------------
constructed, renovated, equipped, operated, used and maintained in material and substantial compliance with, and shall at all times during the ownership by Borrower continue to be in material and substantial compliance with all applicable laws including, without limitation, all applicable safety, fire, health, and other codes or regulations affecting the Properties, including, without limitation, all applicable provisions of Title III of the Americans with Disabilities Act of 1990 (as same may be amended from time to time) and all applicable provisions of the Occupational Health and Safety Act so as to avoid the imposition of penalties or disruption of the Business.

          4.19  PLANS. To the extent required by applicable law, the Plans have
                -----
been or will be approved by all Governmental Authorities having or claiming jurisdiction over the Properties.


          4.20  BUILDING PERMITS; OTHER PERMITS. All building, construction and
                -------------------------------
other permits necessary or required in connection with the construction, renovation or equipping of the Stores have been or will be validly issued and all fees and bonds required in connection therewith have been or will be paid or posted, as the circumstances may require.


                       SECTION 5.  CONDITIONS PRECEDENT

          5.1   CONDITIONS TO CLOSING.  The agreement of Lender to make the
                ---------------------
Loans is subject to the satisfaction, immediately prior to or concurrently with the Closing Date, of the following conditions precedent:

                (a)  Loan Documents. Lender shall have received (i) this
                     --------------
     Agreement, executed and delivered by a duly authorized officer of Borrower,
     (ii) the Notes, executed and delivered by a duly authorized officer of Borrower, in the principal amount of any Loans made as of the Closing Date,
     (iii) to the extent any of the proceeds of a Loan are to be used to acquire a Property or construct, renovate or equip any Improvements, (x) a Leasehold Mortgage, executed and delivered by a duly authorized officer of Borrower, if such Property is a Leased Property, or (y) an Owned Property Mortgage, executed and delivered by a duly authorized officer of Borrower, if such Property is an Owned Property, (iv) the Assignment of Contracts, executed and delivered by a duly authorized officer of Borrower, (v) the Environmental Indemnity

     Agreement, executed and delivered by a duly authorized officer of Borrower, and (vi) UCC-1 Financing Statements, executed and delivered by a duly authorized officer of Borrower.

                (b)  Equity Contribution. Lender shall have received evidence
                     -------------------
     that Borrower has made, or will concurrently make, the Equity Contribution with respect to any Property for which a Loan is being made.

                (c)  Related Documents. Lender shall have received all other
                     -----------------
     documents and agreements described in the Closing Checklist prepared in connection with the Loans, and such other documents or instruments as may be reasonably requested by Lender.

                (d)  Corporate Proceedings of Borrower.  Lender shall have
                     ---------------------------------
     received a copy of the resolutions, certified by any of Borrower's Secretary or Assistant Secretaries and in form and substance reasonably satisfactory to Lender, of Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created ed pursuant to the Loan Documents, effective as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                (e)  Borrower Incumbency Certificate.  Lender shall have
                     -------------------------------
     received a Certificate of Borrower, dated the Closing Date, as to the incumbency and signature of the officer(s) of Borrower executing any Loan Document satisfactory in form and substance to Lender.

                (f)  Corporation Documents. Lender shall have received true and
                     ----------------------
     complete copies of the certificate of incorporation and by-laws of Borrower.

                (g)  Plans.  Lender and Lender's Engineer shall have reviewed
                     -----
     and approved the Plans prepared as of the Closing Date with respect to the Improvements. The Plans may be amended or modified without Lender's consent on a Store-by-Store basis to comply with specific circumstances, provided such amendments or modifications are not material to the Plans as a whole.


                (h)  Budget. Lender shall have reviewed and approved the Budget.
                     ------

                (i)  Construction Contracts. Lender shall have reviewed and
                     ----------------------
     approved all Construction Contracts entered into by Borrower as of the Closing Date and Lender shall have received a letter agreement from each contractor under the Construction Contracts whereby such contractor shall agree to perform for Lender, at Lender's option, at no increase in price, if Lender takes possession of the Property to which such Construction Contract relates following a foreclosure, deed-in-lieu of foreclosure, or otherwise.


           (j)  Bonds. In the event the Plans or the Construction Contracts
                -----
     for a Store deviate materially from the standard Plans and Construction Contracts for a typical Store (i.e., such deviations will result in construction costs which will exceed by more than twenty percent (20%) in the aggregate the total costs set forth in the pro forma Budget attached hereto as Exhibit A), as determined by Lender's Engineer, Lender shall have
               ---------
     received and approved material and labor payment bonds and performance bonds with respect to all contractors under such Construction Contracts.

           (k)  Leases. (i) The Leases shall be valid, in full force and effect
                ------
     according to their terms, shall not be in default in any material respect, and shall not have been modified or amended except as fully disclosed by Borrower to Lender in writing; (ii) Borrower shall be the absolute owner of the tenant's or lessee's interest in the Leases; (iii) Borrower shall not be in default under the terms of any Lease, which default would have a Material Adverse Effect, and (iv) Lender shall have received true and correct copies of all Leases, together with estoppel certificates, and consent to assign/mortgage or recognition agreements from the lessor under each Lease.

           (l)  Fees. Lender shall have received the Facility Fee then due and
                ----
     the fees to be received on the Closing Date referred to in Section 9.5.

           (m)  Legal Opinion. (i) On the date hereof, Lender shall have
                -------------
     received the opinion of Cohen Pollock Merlin Axelrod & Tanenbaum, counsel to Borrower, in form and substance acceptable to Lender; and (ii) prior to the making of any for the of any Property or for the construction, renovation or equipping of Improvements on such Property, the Mortgage to be executed by Borrower and which will encumber the Property in question shall have been reviewed by Lender's local counsel, at Borrower's expense, and conformed to the requirements of, and placed in form so that such Mortgage is enforceable and acceptable for recording under the laws of, the jurisdiction in which the Property is located; provided, however,
                                                        --------  -------
     that Lender shall require only one (1) such review described in this clause (ii) per jurisdiction for each six (6) month period to the extent Borrower acquires multiple Properties in a particular jurisdiction with the proceeds of Loans.

           (n)  Environmental Report. (i) Lender shall have received (no later
                --------------------
     than ten (10) days prior to the Closing Date) and approved a Phase I environmental site assessment with respect to any newly acquired Property for which a Loan has been requested by Borrower and which report shall conclude to the satisfaction n of Lender that, among other things, there is no indication of a release of Hazardous Materials at or from such Property, or arising from or related to the Business, in violation of or in amounts or in a manner that could give rise to liability under nder Environmental Laws.

                       (ii) As a condition to Lender's obligation to advance any Loan proceeds hereunder for a particular Property, the Property in question will not contain, and, to the best knowledge of Borrower, shall not have previously contained, any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

                       (iii) To the best knowledge of Borrower at the time of the making of a Loan hereunder with respect to a particular Property, the Property in question and all operations at such Property shall or will be in compliance with all applicable Environmental Laws, and there is no contamination at, under or about such Property in violation of any Environmental Law with respect to such Property or the business operated by Borrower on such Property (the "Business") which could interfere with the
                                     --------
     continued operation of such Property or materially impair the fair saleable value thereof.

                (o)    Survey. Prior to the making of any Loan for the
                       ------
     acquisition of any Property or for the construction, renovation or equipping of Improvements on such Property, Lender shall have received and approved a survey of such Property, certified to Lender and the Title Company, showing the location of all existing Improvements thereon.

                (p)    Permits. Prior to the making of any Loan for the
                       -------
     construction, renovation or equipping of any Improvements, Lender shall have received and approved evidence that Borrower has obtained all necessary zoning approvals and all required building permits, operating licenses and other permits required in connection with the construction, renovation, equipping and operating of such Property or Properties.

                (q)    Title Policy. Prior to the making of any Loan for the
                       ------------
     acquisition of a Property, Lender shall have receive a mortgagee title policy or title commitment from the Title Company with respect to such Property. Said mortgagee title insurance policy shall insure the applicable Mortgage as a first lien on such Property and shall contain no exceptions affecting marketability other than the Permitted Encumbrances and other exceptions approved by Lender in writing.

                (r)    Appraisal. Prior to the making of any Loan for the
                       ---------
     acquisition of any Property or the construction, renovation or equipping of any Improvements, Lender shall have received and approved an appraisal of such Property or Improvements.

                (s)    Mortgage Tax. All mortgage recording taxes and recording
                       ------------
     and filing fees for a Mortgage shall have been paid by Borrower.

                (t) Real Estate Taxes. Prior to the making of any Loan for the
                    -----------------
     acquisition of any Property or for the construction, renovation or equipping of any Improvements, Lender shall have received evidence that all Real Estate Taxes then due and payable with respect to such Property or Improvements have been paid.

                (u) Borrowing Certificate. Lender shall have received a
                    ---------------------
     certificate executed by a Responsible Officer in the form of Exhibit G
                                                                  ---------
     annexed hereto and made a part hereof (a "Borrowing Certificate"), dated as
                                               ---------------------
     of the Closing Date, certifying (i) that at the time of and immediately after giving effect to any Loan to be made on the Closing Date, no Default or Event of Default has occurred and is continuing, (ii) that all the representations and warranties contained in Section 4 hereof are true and correct in all material respects as of such date, (iii) Borrower has substantially complied with all covenants and conditions required to be complied by it hereunder by such date, and (iv) the Equity Contribution required to be made by Borrower as of such date has been made by Borrower.

                (v) Actions to Perfect Liens. Lender shall have received
                    ------------------------
     evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of Lender, desirable to perfect the Liens created by the Loan Documents shall have been completed or will be completed upon the making of a Loan.

                (w) Lien Searches. Lender shall have received the results of a
                    -------------
     recent search by a Person satisfactory to Lender, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of Borrower located in, on or at the Properties, and the results of such search shall be satisfactory to Lender. Notwithstanding the foregoing, any such search shall be acceptable to Lender for a period of one hundred eighty (180) days with regard to any subsequent Loans made with respect to Properties in the same jurisdiction.

                (x) Insurance. Lender shall have received evidence in form and
                    ---------
     substance satisfactory to it that all of the Insurance Requirements shall have been satisfied.

          5.2   CONDITIONS TO LOANS AFTER CLOSING DATE AND REBORROWINGS. The
                --------------------------------------------------------
obligation of Lender to make Loans after the Closing Date is subject to satisfaction of (i) the limitations set forth in Section 2.1, (ii) the conditions described in Section 5.1, and (iii) the following additional conditions:

          (a)   Borrowing Certificate.  Lender shall have received a Borrowing
                ---------------------
     Certificate executed by a Responsible Officer as of the date of the requested Loan.

          (b)   No Default. At the time of and immediately after giving effect
                ----------
     to such Loan, no Default or Event of Default shall have and be continuing.

          (c)   Representations and Warranties.  All of the representations and
                ------------------------------
     warranties contained in Section 4 hereof shall be true and correct on and as of the date of such Loan with the same effect as if made on and as of such date.

          (d)   Note; Mortgage; UCC-1s. Borrower shall have executed a delivered
                ----------------------
     Note and, to the extent the proceeds of such Loan are to be used for the acquisition of a Property or the construction, renovation or equipping of a Store, (x) a Leasehold Mortgage or an Owned Property Mortgage, as the case may be, and (y) UCC-1 Financing statements.

          (e)   Mortgage Tax. Any and all mortgage taxes and recording fees
                ------------
     which are then due and payable shall have been fully paid by Borrower, it being understood by Borrower that no sums paid or prepaid to Lender with respect to the Loans will be readvanced unless and until any and all mortgage taxes and recording fees for the Mortgages which are then due and payable are fully paid by Borrower.


                       SECTION 6. AFFIRMATIVE COVENANTS

          Borrower hereby agrees that, so long as this Agreement remains in effect or any amount is owing to Lender hereunder or under any other Loan Document, Borrower shall:

          6.1 Financial Statements. Furnish to Lender: (a) (i) within sixty (60)
              --------------------
days after the end of each fiscal quarter of Borro wer, quarterly internally prepared financial statements of Borrower acceptable to Lender and certified by the chief financial officer of Borrower having been prepared in accordance with GAAP consistently applied, subject to year-end audit adjustments; and (ii) within ninety (90) days after the end of each fiscal year, annual financial statements of Borrower acceptable to Lender, prepared in accordance with GAAP consistently applied and audited by a independent accounting firm acceptable to Lender; all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2   Certificates; Other Information.  Furnish to Lender:
                -------------------------------

                (a) concurrently with the delivery of the annual financial statements referred to in Section 6.1(a)(ii), a certificate of the chief financial officer of Borrower stating that he has no knowledge of any Default or Event of Default, except as specified in such certificate;

                (b) concurrently with the delivery of the financial statements referred to in Section 6.1(a)(i), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; and

                (c) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3   PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at
                ----------------------
or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Borrower or where such failure to pay, discharge or otherwise satisfy will not have a Material Adverse Effect.

          6.4   CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE . Continue to
                ------------------------------------------------
engage in business at the Properties of the same general type as now conducted by it and preserve, renew and keep in full force and effect its company existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

          6.5   MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful
                ----------------------------------
and necessary in its Business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on the Properties and the Improvements in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to Lender, upon written request, full information as to the insurance carried.

          6.6   BOOKS AND RECORDS. Keep proper books of records and account in
                -----------------
which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its Business.

          6.7   NOTICES.  Promptly give notice to Lender of:
                -------

                (a) the occurrence of any Default or Event of Default;

                (b) any (i) default or event of default under any material Contractual Obligation of Borrower or (ii) the commencement of any investigation or proceeding affecting Borrower, the Collateral and any Government ntal Authority which would have a Material Adverse Effect;

                (c) any material pending or threatened litigation affecting Borrower or the Collateral;

                (d) the following events, as soon as possible and in any event within 30 days after Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer
     Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                (e) any amendment or modification of, or any waiver obtained under, the Existing Credit Facility Loan Agreement; and

                (f) any default or event of default under, or the threatened termination of, the Existing Credit Facility Loan Agreement.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto.

          6.8   ENVIRONMENTAL LAWS. (a) Comply with all Environmental Laws
                ------------------
applicable to the Properties and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by Environmental Laws applicable to the Properties.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions applicable to the Properties required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws applicable to the Properties.

          6.9   REAL ESTATE TAXES.  Provide Lender, promptly after same are
                -----------------
issued by the relevant Governmental Authorities with tax receipts or receipted tax bills, or other evidence of payment, evidencing the payment of all real estate taxes and assessments, water and sewer charges and other assessments and charges (collectively, "Real Estate Taxes") that are due and payable with
                        -----------------
respect to the Properties  and required to be paid by Borrower.

          6.10  INSPECTIONS; COOPERATION. Permit Lender and its duly authorized
                ------------------------
representatives, including, without limitation, Lender's Engineer, to enter upon the Properties, to inspect the Stores and any and all materials to be used in connection with the construction, renovation and equipping of the Stores, to examine all detailed plans and shop drawings and similar materials as well as all records and books of account maintained by or on behalf of Borrower relating thereto (including conducting a full audit) and to discuss the affairs, finances and accounts pertaining to the Loans and the Properties with representatives of Borrower. Borrower shall at all times cooperate and cause its employees and agents, as well as the contractors and subcontractors and materialmen to cooperate with Lender and its duly authorized representatives, including, without limitation, Lender's Engineer, in connection with or in aid of the performance of Lender's functions under this Agreement. The fees of any representatives engaged or employed by Lender in connection with or in aid of the performance of Lender's functions under this Agreement including, without limitation, the fees of Lender's Engineer, shall be paid by Borrower. Such inspections by Lender's Engineer shall not be conducted more than twice during the construction, renovation or equipping of any Store.

          6.11  RESTORATION. Proceed immediately, if the Stores (or other
                -----------
improvements on the Properties), are partially or totally damaged or destroyed by fire or other casualty, with the restoration thereof and diligently prosecute the work of restoration to completion, if Lender shall elect to make available to Borrower the proceeds of any fire or other casualty insurance paid to and received by Lender with respect to such damage or destruction. Notwithstanding the foregoing, in the event that (i) the Stores are partially or totally damaged or destroyed, and (ii) Lender elects not to make insurance proceeds available to Borrower, then Borrower shall proceed diligently to demolish or contain such damaged Stores or take such other action as is necessary to make them compatible with the undamaged Stores and surrounding Property, all such work to be approved in advance by Lender, provided that Lender shall make available to Borrower insurance proceeds paid to and received by Lender to the extent necessary to cover the costs of demolishing or containing the damaged Stores. Notwithstanding anything in this Section 6.11, Borrower, in lieu of restoring any Store which is damaged or destroyed by fire or other casualty, may elect in accordance with the provisions of the Mortgages, to repay the Loan or Loans the proceeds of which were used to finance the construction, renovation and/or equipping of such Store. Upon the repayment by Borrower of the principal amount of and all accrued interest under such Loan or Loans, together with all other fees and expenses required to be paid by Borrower under the Loan Documents with respect to such Loan or Loans, Borrower shall be deemed to have satisfied all of its obligations hereunder and under the other Loan Documents with respect to such Store, and Lender shall assign to Borrower all of Lender's right, title and interest in and to any insurance proceeds with respect to such damaged or destroyed Store.

          6.12  PAYMENT OF OBLIGATIONS.  Pay when due all obligations incurred
                ----------------------
by Borrower for the cost of constructing, renovating and/or equipping the Stores.

          6.13  COST OVERRUNS. Promptly provide Lender with written notice of
                -------------
any significant cost overruns with respect to the construction, renovation or equipping of any Stores. For purposes of this Section 6.13, a "significant" cost overrun shall be deemed an overrun of ten percent (10%) or more of the aggregate amount of all Construction Contracts for a particular Store.

          6.14  [INTENTIONALLY OMITTED].
                ----------------------

          6.15  COMPLIANCE WITH LAWS; ENCROACHMENTS.  Cause the construction,
                -----------------------------------
renovation and equipping of the Stores to be performed (i) in accordance with all applicable (whether present or future) laws, ordinances, rules, regulations, requirements and orders of any Governmental Authorities, and (ii) within the perimeter of the Properties without encroachment upon any easements or rights of way, all substantially in accordance with the Plans and in accordance with any building restriction lines and set-backs and any restrictive covenants, declarations, covenants, zoning and subdivision ordinances and development conditions and proffers applicable thereto.

          6.16  APPROVAL OF CONSTRUCTION. Not permit work associated with the
                ------------------------
construction, renovation or equipping of the Stores to be commenced unless and until the Plans have been approved by Lender in accordance with Section 5.1(g) hereof and, to the extent required by applicable law or any effective restrictive covenant, by all Governmental Authorities having or claiming jurisdiction and by the beneficiary of any such restrictive covenant, and unless and until all building, construction and other permits necessary or required in connection with the construction, renovation or equipping of the Stores have been validly issued and all fees and bonds required in connection therewith have been paid or posted, as the circumstances may require.

          6.17  PAYMENTS FOR LABOR AND MATERIALS. Pay when due all bills for
                --------------------------------
services or labor performed and materials supplied in connection with the construction, renovation or equipping of the Stores. In the event any mechanics' lien or other lien or encumbrance shall be filed or attached against the Properties, Borrower covenants and agrees that, within sixty (60) days after the filing of such lien, Borrower will promptly discharge the same by payment or filing bond or otherwise as permitted by law; and if Borrower fails to do so, Lender may, at its option, in addition to, and not in limitation of, all other rights and remedies of Lender in the Event of Default by Borrower, and without regard to the priority of said mechanics' lien or other lien or encumbrance, pay the same, and all amounts expended by Lender for such purpose shall constitute loans to Borrower and shall be secured by the Collateral, and shall be due and payable forthwith by Borrower to Lender with interest thereon at the Default Rate provided for in the Notes.

          6.18  CORRECTION OF CONSTRUCTION DEFECTS. Promptly following any
                ----------------------------------
demand by Lender, correct or cause the correction of any structural defects in the Stores then owned or leased (to the extent the applicable Lease obligates Borrower to do so) by Borrower and any material and substantial departures or deviations from the Plans not approved in writing by Lender or otherwise deemed approved pursuant to Section 5.1(g) hereof.

          6.19  CONTRACTUAL OBLIGATIONS. Comply at all times with its
                -----------------------
Contractual Obligations under the Existing Credit Facility Loan Agreement (including, without limitation, the Existing Credit Facility Financial Covenants) and all other Contractual Obligations.


                        SECTION 7.  NEGATIVE COVENANTS

          Borrower hereby agrees that, so long as this Agreement remains in effect or any amount is owing to Lender hereunder or under any other Loan Document, Borrower shall not, directly or indirectly:

          7.1   INDEBTEDNESS TO AFFILIATES OR OTHERS. Except to the extent
                ------------------------------------
permitted under the Existing Credit Facility Loan Agreement, incur any Indebtedness after the Closing Date to its shareholders, partners, officers, members and/or Affiliates without Lender's prior written consent, and any such Indebtedness approved by Lender shall be made expressly subordinated to the Obligations on terms acceptable to Lender.

          7.2   LIMITATION ON LOANS TO AFFILIATES OR OTHERS. After the Closing
                -------------------------------------------
Date, issue a loan or loans to its shareholders, partners, officers, members and/or Affiliates in excess of $1,000,000.00 in the aggregate during any fiscal year of Borrower; provided, however, that a condition to the making of any such loan or loans shall be that the same not cause Borrower to default under this Agreement or the other Loan Documents or the Existing Credit Facility Loan Agreement.

          7.3   LIMITATION ON LIENS. Create, incur, assume or suffer to exist
                -------------------
any Lien upon any of the Properties, or any other property, assets or revenues, whether now owned or hereafter acquired, except for the Permitted Encumbrances and the Liens granted to or permitted pursuant to the Existing Credit Facility Loan Agreement and Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP.

          7.4   LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger,
                ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except as permitted under the Existing Credit Facility Loan Agreement.

          7.5   LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign,
                ----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except for the sale of Completed Stores pursuant to Section 9.6, transactions in the ordinary course of the Business or as other wise permitted under the Existing Credit Facility Loan Agreement.

          7.6   LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance,
                ---------------------------------------------
loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, including, without limitation, any partner, shareholder, officer, member or Affiliate of Borrower, unless otherwise permitted hereunder or under the Existing Credit Facility Loan Agreement.

          7.7   LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any
                ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement or as contemplated under the Existing Credit Facility Loan Agreement,

(b) in the ordinary course of Borrower's business and (c) upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, however, that the foregoing restriction shall not apply to reasonable and customary compensation or employee benefit arrangements with any officer or member of the board of directors of Borrower or a wholly-owned subsidiary of Borrower permitted under the Existing Credit Facility Loan Agreement.

          7.8   LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of
                ------------------------------------
Borrower to end on a day other than a day occurring within the period from December 20 to December 31.

          7.9   AMENDMENT; MODIFICATION AGREEMENTS. Amend, modify, cancel or
                ----------------------------------
terminate (i) any Lease, (ii) any Construction Contract, (iii) the Existing Credit Facility Loan Agreement, or (iv) any other document or agreement entered into in connection with the Existing Credit Facility, if any such amendment, modification, cancellation or termination would have a Material Adverse Effect.

          7.10  COST OF CONSTRUCTION. Permit the aggregate sum of hard costs
                --------------------
and soft costs incurred in connection with the acquisition, construction, renovation and equipping of any Store to exceed $1,000,000.00.

          7.11  CONTRACT COMPLIANCE. Not permit any uncured default to exist
                -------------------
under any Construction Contract, unless Borrower is contesting such default diligently and in good faith.


                         SECTION 8. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

                (a) Borrower shall fail to make any payment of interest or principal, or interest and principal, under the Notes, in any case, within five (5) days after the same is due;

                (b) Borrower shall default in the observance or performance of any other covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue beyond any applicable notice or cure period;

                (c) A default by Borrower under any Lease which is encumbered by a Leasehold Mortgage shall continue beyond any applicable notice or cure period, or any Lease which is encumbered by a Leasehold Mortgage shall be modified, amended, terminated, surrendered or assigned by Borrower, without the prior written consent of Lender;

                (d) A default by Borrower with respect to any of the Existing Credit Facility Financial Covenants shall continue beyond the applicable notice and cure period specified in the Existing Credit Facility Loan Agreement;

                (e) Any representation or warranty of Borrower made herein or in any other Loan Document, or in any certificate, report, financial statement or other instrument or document furnished to Lender by Borrower shall have been false or misleading in any material respect when made;

                (f) if Borrower shall make an assignment for the benefit of creditors or if Borrower shall generally not be paying its debts as they become due;

                (g) if a receiver, liquidator or trustee of Borrower shall be appointed or if Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or if any proceeding for the dissolution or liquidation of Borrower shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, upon the same not being discharged, stayed or dismissed within ninety (90) days;

                (h) (i) If Borrower shall fail to pay when due any principal of or interest on or other amounts (to the extent such other amounts are in excess of $750,000,00) owing in respect of one or more items of Indebtedness in an individual principal amount of $750,000.00 or more or with an aggregate principal amount of $3,000,000.00 or more, in each case beyond the end of any grace period provided therefor; or (ii) a breach or default by Borrower (which breach or default occurs or continues after the Closing Date) with respect to any other material term of (a) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above, if the effect of such breach or default is to cause, or permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise);

                (i) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of Lender is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect;

                (j) One or more judgments or decrees shall be enter ed against Borrower involving an aggregate liability (not paid or fully covered by insurance) of $3,000,000.00 or more, and any such judgment or decree shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

                (k) (i) Any of the Loan Documents shall cease, for any reason, to be in full force and effect, or Borrower shall so assert or (ii) the Lien created by any of the Loan Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, unless Borrower repays the Loan(s) secured by such Loan Documents within fifteen
     (15) days after receipt by Borrower of written notice of the purported unenforceability or reduction in Lien priority;

     then, in any such event Lender may, by notice to Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Except for the Defaults or Events of Default described in Section 8(a) (which shall be subject to the applicable cure period described therein) and Section 8(k) (with respect to which there shall be no additional cure period), the Defaults or Events of Default described in Sections 8(b) through 8(j) shall have a cure period of thirty (30) days following receipt of written notice from Lender of the occurrence of such Default or Event of Default, unless the notice and cure period specified in any such subsection is greater than thirty (30) days, in which case the greater period shall govern. With respect to the Defaults or Events of Default described in Sections 8(b) through 8(j), Borrower shall have, in addition, to the thirty (30) day cure period described in the immediately preceding sentence, such additional time as is reasonably necessary to cure such Default or Event of Default, provided that (x) Borrower commences to cure such Default or Event of Default within such thirty (30) day period and diligently prosecutes such cure to completion, and (y) Lender determines in its reasonable discretion that such Default or Event of Default can be cured within such additional time period.

                           SECTION 9.  MISCELLANEOUS

          9.1   AMENDMENTS AND WAIVERS. Neither this Agreement nor any other
                ----------------------
Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. Lender may, from time to time, (a) enter into with Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lender of Borrower hereunder or thereunder or (b) waive, on such terms and conditions as Lender may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences. In the case of any waiver, Borrower and Lender shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          9.2   NOTICES. Any notice, demand, statement, request or consent made
                -------
hereunder shall be in writing to the other party hereto at its address set forth below or at such other address as such party may designate by notice to the other party hereto and shall be deemed given (i) on receipt, if mailed, by certified or registered U.S. mail, return receipt requested, postage prepaid;
(ii) on receipt, if delivered, fee prepaid, to a national overnight delivery service (such as Federal Express, Purolater Courier, U.P.S. Next Day Air); or
(iii) when delivered, if delivered by hand,  as evidenced by a signed receipt:

     To Borrower:

                AFC Enterprises, Inc.
                Six Concourse Parkway
                Suite 1700
                Atlanta, Georgia 30328-5352
                Attention:  Mr. Gerald Wilkins
                            Chief Financial Officer
                Telephone: (770) 353-3280

           with a courtesy copy to:

                AFC Enterprises, Inc.
                Six Concourse Parkway
                Suite 1700
                Atlanta, Georgia 30328-5352
                Attention: Asset Management and Legal Department
                Telephone:  (770) 353-9500

     To Lender:

                Banco Popular de Puerto Rico
                7 West  51st Street
                New York, New York  10019
                Attention: Ms. Karen Hamilton
                           Vice President
                Telephone: (212) 445-1811

           with a courtesy copy to:

                McConnell Valdes
                1301 Avenue of the Americas
                30/th/ Floor
                New York, New York 10019
                Attention:   Brian F. Doran, Esq.
                Telephone:  (212) 586-4630


          9.3   NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no
                ------------------------------
delay in exercising, on the part Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4   SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations
                ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loan.

          9.5   PAYMENT OF EXPENSES AND TAXES. Borrower agrees (a) to pay or
                -----------------------------
reimburse Lender for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to Lender and Lender's Engineer, (b) to pay or reimburse Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to Lender, (c) to pay, indemnify, and hold Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, mortgage, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Borrower or any of the Properties (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that Borrower shall have
                   -----------------------
no obligation hereunder to Lender with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of Lender. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

          9.6   SALE OF COMPLETED STORES .  Upon completion by Borrower of the
                ------------------------
construction, renovation and equipping of any Store (such Store, a "Completed
                                                                    ---------
Store"), Borrower may at its election sell such Completed Store to franchisees
-----
of Borrower which meet Borrower's franchise qualifications and which are otherwise acceptable to Borrower as a purchaser of such Completed Store (each, a "Qualified AFC Franchisee"). Any sale of a Completed Store shall occur in
 ------------------------
accordance with a contract of sale (a "Completed Store Contract") which must be
                                       ------------------------
submitted to Lender for Lender's review and approval not later than thirty (30) days prior to the scheduled closing date. Upon Lender's approval of a Completed Store Contract, the sale of the Completed Store contemplated by such Completed Store Contract shall be deemed an "Approved Sale". Each Completed Store
                                   -------------
Contract shall provide that simultaneously with the transfer of title of the Completed Store, Lender shall receive a sum equal to the Loan Payoff Amount as a condition to Lender's delivery of an assignment or satisfaction of the Mortgage encumbering such Store. "Loan Payoff Amount" shall mean the sum of (i) the
                          ------------------
principal amount of the Loans made hereunder in connection with the acquisition, construction, renovation and equipping of the Completed Store, (ii) all accrued interest on such Loans, and (iii) all other fees and charges due to Lender hereunder or under the Loan Documents in connection with the making, repayment or satisfaction of such Loan. Upon Lender's receipt of the Loan Payoff Amount in immediately available funds, Lender shall apply same in repayment of the Loan(s) to which such Loan Payoff Amount relates and shall deliver to Borrower a satisfaction or assignment of the Mortgage(s) which secure such Loan(s).


          9.7   COMPLETED STORE FINANCING; POPULAR PLUS. (a) For so long as
                ---------------------------------------
Borrower is not in default under this Agreement or any other Loan Document, Lender agrees that it shall accept applications from Qualified AFC Franchisees which have contracted to purchase Completed Stores in connection with Approved Sales and which have made application to obtain financing from Lender for the acquisition of such Completed Stores (collectively "Franchisee Loans"). Such
                                                    ----------------
agreement by Lender shall not constitute a commitment to make any loan(s) to Qualified AFC Franchisees, it being understood that a written commitment to make a Franchisee Loan (a "Franchisee Loan Commitment") shall be
                      --------------------------

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

issued by Lender only after Lender shall have approved such Qualified AFC Franchisee's credit application.

          (b) The Franchisee Loans shall consist of the terms and conditions outlined in Exhibit H ("Standard Franchisee Loans") and Exhibit I ("Popular
            ---------   -------------------------       ---------   -------
Plus Loans"), respectively, annexed hereto, and such additional terms and
----------
conditions as Lender may require in connection with the making of any Franchisee Loan. The terms and conditions of Popular Plus Loans shall only be made available to Qualified AFC Franchisees which (i) participate in Borrower's "Plus
                                                                            ----
Program" (as described in Exhibit J attached hereto) and (ii) whose credit
-------                   ---------
application is otherwise approved by Lender.

          (c) For information purposes only, and without obligating Lender in any way, the form of Franchisee Loan Commitment is attach ed hereto as Exhibit
                                                                       -------
K-1 and the forms of basic loan documentation for Franchisee Loans are attached
---
hereto as Exhibits K-2(a) through K(2)(f). The inclusion of such terms,
          --------------          ------
conditions and exhibits herein shall in no event constitute a commitment on the part of Lender to make any Franchisee Loan, and any Franchisee Loan shall be made only upon (i) Lender's approval of the credit application of the Qualified AFC Franchisee, and (ii) such Qualified AFC Franchisee's acceptance and execution of the Franchisee Loan Commitment and all loan documentation required by Lender in connection with such Franchisee Loan.

          (d) Each Franchisee Loan Commitment shall provide that simultaneously with the closing of the Franchisee Loan, Lender shall receive the Loan Payoff Amount with respect to the Completed Store to be financed from the proceeds of such Franchisee Loan.

          9.8   SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This
                ------------------------------------------------------
Agreement shall be binding upon and inure to benefit of Borrower, Lender, and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

     (b) Lender shall have the right, exercisable at any time and from time to time, to sell, transfer or assign the Loans and the Loan Documents, or grant participations therein, or issue certificates or securities evidencing a beneficial interest therein in a rated or unrated public offering or private placement, and Lender may forward to any purchaser, transferee, assignee, servicer, participant, investor or credit rating agency rating such securities (collectively, an "Investor") or prospective Investor all documents and
                   --------
information in Lender's possession with respect to Borrower, the Properties and the Loan Documents as such Investor or prospective Investor may request. Notwithstanding anything herein to the contrary, (i) no such sale, transfer or assignment of the Loans or of the Loan Documents shall, without the consent of Borrower, require Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, transfer or assignment under the security laws of any state; (ii) all payments made by Borrower on any Note executed hereunder or in connection herewith shall be payable solely to Lender or to one (1) servicing agent of Lender and any participant, assignee or transferee of the Loans or the Loan Documents designated in a notice to Borrower (Lender or any such designee for purposes of this Section 9.8 is hereinafter referred to as "Servicing Agent"); (iii) Servicing Agent shall be fully
                ---------------
authorized to receive all notices, grant all consents or waivers, release
Liens, accept payments and otherwise perform as if Servicing Agent were the sole Lender hereunder and Borrower shall be entitled to rely upon such authority; and
(iv) no participant, transferee or assignee shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be executed solely by the Servicing Agent for the benefit of all participants, transferees or assignees in accordance with the terms thereof.

          9.9   COUNTERPARTS. This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          9.10  SEVERABILITY. Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.11  INTEGRATION. This Agreement and the other Loan Documents
                -----------
represent the agreement of Borrower and Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. To the extent any of the provisions of the other Loan Documents shall conflict with the provisions of this Agreement, the provisions of this Agreement shall control and supercede.

          9.12  GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS  AND OBLIGATIONS
                -------------
OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          9.13  SUBMISSION TO JURISDICTION; WAIVERS. Borrower hereby irrevocably
                -----------------------------------
and unconditionally:

                (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                (b) consents that any such action or proceeding may be brought in such court s and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                (c) agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                (d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          9.14  ACKNOWLEDGMENTS. Borrower hereby acknowledges that:
                ---------------

                (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                (b) Lender has no fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Lender, on one hand, and Borrower, on the other hand, in connection here with or therewith is solely that of debtor and creditor; and

                (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between Borrower and Lender.

          9.15  WAIVERS OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE
                ---------------------
LAW, BORROWER AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY NON-COMPULSORY COUNTERCLAIM THEREIN.


                         (THE REMAINDER OF THIS PAGE
                           INTENTIONALLY LEFT BLANK)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     BORROWER:
                                     --------

                                     AFC ENTERPRISES, INC.,
                                     a Minnesota corporation


                                     By:_______________________
                                     Name:_____________________
                                     Title:____________________


                                     LENDER:
                                     ------

                                     BANCO POPULAR DE PUERTO RICO

                                     By:_______________________
                                     Name:_____________________
                                     Title:____________________